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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                ______________


                             PURE RESOURCES, INC.
            (Exact name of registrant as specified in its charter)


              Delaware                                       74-2952918
      (State of incorporation                             (I.R.S. employer
          or organization)                              identification number)

       500 West Texas, Suite 200
           Midland, Texas                                      79701
(Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act Registration Statement File Number to which this Form Relates:


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------
  Common Stock, par value $.01 per Share          New York Stock Exchange

                                   333-34970
                                   ---------
                                (If Applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

The information in the section captioned "Description of Pure Resources Capital Stock" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-34970), filed with the Securities and Exchange Commission on April 18, 2000, as amended, is incorporated herein by reference.

Item 2.  Exhibits.
         --------

     The following exhibits are filed as part of this Registration Statement:

     *1. Certificate of Incorporation of the Company (formerly named Titan Resources Holdings, Inc.) (incorporated herein by reference to
           Exhibit 3.1 to the Company's Registration Statement on Form S-4, Registration No. 333-34970).

     *2. Certificates of Amendment of Certificate of Incorporation of the Company (formerly named Titan Resources Holdings, Inc.) (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, Registration No. 333-34970).

     *3. Bylaws of the Company (formerly named Titan Resources Holdings, Inc.), as currently in effect (incorporated herein by reference to
           Exhibit 3.3 to the Company's Registration Statement on Form S-4, Registration No. 333-34970).

     *4. Registration Rights Agreement, dated December 13, 1999, by and between the Company (formerly named Titan Resources Holdings, Inc.) and Union Oil Company of California (incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4, Registration No. 333-34970).

     *5. Amended and Restated Stockholders Voting Agreement dated April 10, 2000 by and among the Company (formerly named Titan Resources Holdings, Inc.), Union Oil Company of California and Jack D. Hightower (incorporated herein by reference to Exhibit 10.20 to Titan Exploration, Inc.'s Annual Report of Form 10-K, as amended, as filed on April 12, 2000).

     *6. Non-Dilution Agreement dated December 13, 1999 by and between the Company (formerly named Titan Resources Holdings, Inc.) and Union Oil Company of California (incorporated herein by reference to Exhibit
           10.21 to Titan Exploration, Inc.'s Annual Report of Form 10-K, as amended, as filed on April 12, 2000).

     *7. Form of Registration Rights Agreement by and between Jack D. Hightower and the Company (formerly named Titan Resources Holdings, Inc.) (incorporated herein by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-4, Registration
           No. 333-34970).

---------------------------------
*    Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        PURE RESOURCES, INC.



Date: May 16, 2000                      By:        /s/ P. R. Ballard
                                           -------------------------------------
                                           Name:   P. R. Ballard
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------

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